Exhibit 99.1

Forestar Financial Information

as presented in the Segment Information tables

in D.R. Horton’s Q4 FY 2018 press release issued 11/8/18

September 30, 2018
(In millions)
Assets
Cash and cash equivalents	$318.8
Restricted cash	16.2
Residential land and lot inventories - developed, under development, held for development and held for sale.	498.0
Investment in unconsolidated entities	11.7
Deferred income taxes	26.9
Property and equipment, net	1.8
Other assets	19.7

$893.1

Liabilities
Accounts payable	$11.2
Accrued expenses and other liabilities	95.7
Notes payable	111.7

$218.6

	For the three months ended September 30, 2018	For the Period from October 5, 2017 to September 30, 2018
	(In millions)
Revenues	$32.2	$109.2
Cost of sales	23.5	69.0
Selling, general and administrative expense	7.2	32.8
Equity in earnings of unconsolidated entities.	(2.3)	(12.4)
Gain on sale of assets	(23.7)	(27.7)
Interest expense	—	5.8
Other (income) expense	(2.1)	(7.0)

Income before income taxes	$29.6	$48.7

Summary Cash Flow Information:
Cash used in operating activities		$(320.3)